Exhibit 4.04

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-80 of our reports dated March 27, 2007 and November 21, 2006 relating to the financial statements of UrAsia Energy Ltd. appearing in the Business Acquisition Report of Uranium One Inc. dated June 7, 2007.

/s/ Deloitte & Touche LLP

July 3, 2007